                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Selected Financial Data" and "Experts" and to the use of our report dated October 23, 1996, except for Note 7, as to which the date is December 27, 1996, in the Registration Statement on Form S-1 and the related Prospectus of go2net, Inc. for the registration of 1,725,000 shares of its common stock.


Seattle, Washington                                        /s/ Ernst & Young LLP
December 30, 1996